United States

Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2015, Campus Crest Communities, Inc. (the “Company”) issued a press release reporting that, due to its management team's work to enhance its disclosure practices and internal controls, it has delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2014 beyond the March 17, 2015 extended filing due date. The press release is filed herewith as Exhibit 99.1.

The Company previously disclosed in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015 that it is unable to timely file its Annual Report on Form 10-K because of the additional time required to complete its annual review and assessment. For additional information, please see the Form 12b-25.

As a result of the filing delay, Campus Crest informed the New York Stock Exchange (the "NYSE") on March 18, 2015 that it is working diligently to complete the 2014 Annual Report on Form 10-K. In response, the NYSE provided formal notification to the Company that it is not currently in compliance with the NYSE's continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the SEC.

Under NYSE rules, the Company has six months from March 17, 2015, subject to ongoing evaluation, to file its Annual Report on Form 10-K. If Campus Crest does not file its Annual Report on Form 10-K by 2:30 pm Eastern Time on March 23, 2015, its common stock, which is listed on the NYSE under the symbol "CCG," will be assigned an "LF" indicator to signify late filing status. The Company can regain compliance with the NYSE listing standards at any time during this six-month period once it files its Annual Report on Form 10-K with the SEC. If the Company fails to file its annual report within such six-month period, the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six months depending on specific circumstances as outlined in the rule. It is expected that the Company would need to submit an official request to the NYSE for the NYSE’s consideration at the appropriate time.

Although the Company is working diligently to complete the 2014 Annual Report on Form 10-K and currently expects to complete and file the Annual Report on 2014 Form 10-K within six months of its due date, no assurance can be given that the 2014 Annual Report on Form 10-K will be filed within such period, or that the NYSE would allow the Company’s securities to trade for up to an additional six months.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release, dated March 18, 2015, issued by Campus Crest Communities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

	By:	/s/ Scott R. Rochon
Scott R. Rochon
Acting Chief Financial Officer
and Chief Accounting Officer

Dated: March 19, 2015

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated March 18, 2015, issued by Campus Crest Communities, Inc.